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EXHIBIT 10.10
-------------

















                             DISTRIBUTION AGREEMENT



                          Dated as of December 31, 1997


                                      Among


                                  ZIMMER, INC.,


                              LINVATEC CORPORATION

                                       AND

                               CONMED CORPORATION




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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   Definitions

SECTION 1.1.  Definitions......................................................1

SECTION 1.2.  Interpretation and Schedules.....................................3

                                   ARTICLE II

                      Appointment as Exclusive Distributor

SECTION 2.1.  Appointment of Zimmer as Exclusive Distributor...................4

SECTION 2.2.  Transfer Price...................................................4

SECTION 2.3.  Repurchase of Inventory..........................................4

SECTION 2.4.  Handling of Inventory............................................4

SECTION 2.5.  Performance Standards............................................5

SECTION 2.6.  Renewal of the Term..............................................5


                                   ARTICLE III

                           Other Services from Zimmer

SECTION 3.1.  Marketing........................................................6

SECTION 3.2.  Product Literature; Exhibits, Trade Shows, Etc.; Videotapes......6

SECTION 3.3.  Supply of Products...............................................6

SECTION 3.4.  Product Pricing..................................................7

SECTION 3.5.  Regulatory.......................................................7

SECTION 3.6.  Repairs..........................................................7

SECTION 3.7.  Purchase of Demonstration Equipment..............................7


                                   ARTICLE IV

                           Other Linvatec Obligations

SECTION 4.1.  Warranties and Return............................................8

SECTION 4.2.  Information; Technical and Regulatory Support....................8

SECTION 4.3.  Insurance........................................................8

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                                                                               2

                                    ARTICLE V

                                  Miscellaneous

SECTION 5.1.  Intellectual Property............................................9

SECTION 5.2.  Further Assurances...............................................9

SECTION 5.3.  Indemnity........................................................9

SECTION 5.4.  Confidentiality.................................................10

SECTION 5.5.  Exclusive Appointment...........................................11

SECTION 5.6.  Amendments......................................................12

SECTION 5.7.  Notices.........................................................12

SECTION 5.8.  Counterparts....................................................13

SECTION 5.9.  Entire Agreement................................................13

SECTION 5.10.  Severability...................................................13

SECTION 5.11.  Governing Law..................................................13

SECTION 5.12.  Assignment.....................................................13

SECTION 5.13.  Term and Termination...........................................13

SECTION 5.14.  Performance of Zimmer Obligations..............................15

SECTION 5.15.  Force Majeure..................................................15

SECTION 5.16.  Limitation of Liability........................................15

SECTION 5.17.  Arbitration....................................................16

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                        DISTRIBUTION AGREEMENT, dated as of December 31, 1997
                  (the "Agreement"), among LINVATEC CORPORATION, a Florida corporation ("Linvatec"), ZIMMER, INC., a Delaware corporation ("Zimmer") and CONMED CORPORATION, a New York corporation ("Buyer").


            WHEREAS the Bristol-Myers Squibb Company ("Seller") and Buyer have entered into a Stock and Asset Purchase Agreement dated as of November 26, 1997, as amended by the Amendment dated as of December 31, 1997 (the "Stock Purchase Agreement");

            WHEREAS, Zimmer and Linvatec have entered into a Transition and Distribution Services Agreement dated as of the date hereof (the "Transition and Distribution Services Agreement") to provide for certain sales and distribution of Linvatec's products that are not covered by this Agreement and certain transition services;

            WHEREAS it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that the parties execute and deliver this Agreement;

            WHEREAS Linvatec wishes during the applicable term of this Agreement
(a) to appoint Zimmer as the exclusive distributor of Linvatec's Hall(R) Surgical branded large bone product lines in the U.S. and certain other Markets,
(b) to appoint Zimmer as the exclusive distributor in Japan and the CEE Markets of all products manufactured by or for Linvatec and (c) to have certain other services performed by Zimmer for Linvatec in connection with such distributions; and

            WHEREAS Zimmer wishes to accept such appointment and perform such services through its worldwide distribution network.


            NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I

                                   Definitions

            SECTION 1.1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stock Purchase
Agreement:
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                                                                               2


            "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; and for the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Arthroscopy Products" means all products manufactured by or for Linvatec at any time during the applicable Term other than the Hall(R) Surgical branded products manufactured by or for Linvatec at any time during the applicable Term.

            "CEE Markets" means the countries and territories set forth on
Schedule 1(a).

            "Direct Markets" means the countries or territories set forth on
Schedule 1(b).

            "Distributors" means the Persons with which Zimmer has entered into a distribution agreement with respect to the Products in the Markets at any time during the applicable Term.

            "Global Marketing Services" means, with respect to any Product in any Market, market research, competitive analysis, product training, new product development and development of opinion leaders.

            "Large Bone Products" means all Hall(R) Surgical branded large bone product lines, including revision instrumentation, adaptors and couplers and vacuum hoses manufactured by or for Linvatec at any time during the applicable Term but not including any large bone products being manufactured by Linvatec on behalf of Zimmer under the Manufacturing Agreement dated the date hereof between Linvatec and Zimmer (e.g., acetabular reamers) or any other large bone products that may be manufactured by Linvatec on behalf of Zimmer on an original equipment manufacturer (OEM) basis from time to time.

            "Linvatec Products" means all products manufactured by or for Linvatec at any time during the applicable Term.

            "Local Marketing Services" means, with respect to any Market, customer service, sales support, support of individual local surgeons, participation or sponsorship of medical society or other medical organization meetings and participation in medical symposia, workshops, exhibits and trade shows, in each case consistent with Zimmer's
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                                                                               3


past practice in such Market. Such services include providing the administrative and logistical support necessary for sponsorship or participation in such meetings, exhibits and such similar events.

            "Markets" means the United States, Japan and the countries in the CEE Markets and Direct Markets.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity.

            "Products" means (i) with respect to the United States and Direct Markets, Large Bone Products and (ii) with respect to Japan and CEE Markets, Linvatec Products.

            "Product Category" means (i) with respect to the United States and Direct Markets, the Large Bone Products category and (ii) with respect to Japan and the CEE Markets, the Large Bone Products, the Small Bone/Specialty Products and the Arthroscopy Products categories.

            "Small Bone/Specialty Products" means all Hall(R) Surgical branded small bone and specialty product lines manufactured by or for Linvatec at any time during the applicable Term.

            "Term" means (a) with respect to (i) Large Bone Products in the U.S., Japan and CEE Markets and (ii) Small Bone/Specialty Products and Arthroscopy Products in Japan and the CEE Markets, the period from and including the date hereof to and including the date three years from the date hereof, unless terminated prior to such time pursuant to the terms set forth in Section 5.13; and (b) with respect to Large Bone Products in the Direct Markets, the period from and including the date hereof to and including the date two years from the date hereof, unless terminated prior to such time pursuant to the terms set forth in Section 5.13.

            (b) The following terms have the meanings set forth in the Sections listed below:

      Term                                  Section
      ----                                  -------

      Agreement                             Preamble
      Buyer                                 Preamble
      Confidential Linvatec Information     5.4(b)
      Confidential Zimmer Information       5.4(a)
      Force Majeure Event                   5.15
      indemnified party                     5.3(b)
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                                                                               4


      Linvatec                              Preamble
      New Transfer Prices                   2.6
      Performance Standards                 2.5
      Product Literature                    3.2(a)
      Renewal Term                          2.6
      Seller                                Preamble
      Statement                             3.1(b)
      Stock Purchase Agreement              Preamble
      Third Party Claim                     5.3(b)
      Transition and Distribution
        Services Agreement                  Preamble
      Zimmer                                Preamble

            SECTION 1.2. Interpretation and Schedules. (a) The headings contained in this Agreement, in any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to the term "including" shall be deemed to be followed by "without limitation".

            (b) All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

                                   ARTICLE II

                      Appointment as Exclusive Distributor

            SECTION 2.1. Appointment of Zimmer as Exclusive Distributor. (a) Linvatec hereby appoints Zimmer, and Zimmer hereby accepts the appointment, as Linvatec's exclusive distributor during the applicable Term of (i) the Large Bone Products in the Markets and (ii) the Small Bone/Specialty Products and the Arthroscopy Products in Japan and the CEE Markets.

            (b) It is acknowledged and agreed that Zimmer shall perform its obligations as exclusive distributor pursuant to Section 2.1(a) in its sole discretion through a direct sales force, Distributors or a combination of a direct sales force and Distributors.

            SECTION 2.2. Transfer Price. (a) During the applicable Term,
Linvatec agrees to sell the Products to Zimmer for sale in the applicable Markets, and Zimmer
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                                                                               5


agrees to buy the Products from Linvatec for Zimmer's own account, at the transfer prices set forth on Schedule 2.2(a).

            (b) Zimmer shall pay Linvatec the full amount of the transfer prices applicable to each shipment of Products ordered by Zimmer (other than the Non-U.S. Inventory) within 45 calendar days after receipt of the invoice. Payment of the transfer prices for the Non-U.S. Inventory being distributed under this Agreement shall be made pursuant to Section 2.2(b) of the Transition and Distribution Services Agreement. All payments of transfers prices by Zimmer to Linvatec shall be in U.S. dollars.

            SECTION 2.3. Repurchase of Inventory. Upon expiration or termination of the Term with respect to any Product Category in any Market, Linvatec shall repurchase Zimmer's inventory of Products in such Product Category in such Market within 60 calendar days of such expiration or termination at the transfer prices applicable to such inventory, net of reserves for obsolete and slow-moving goods (as determined in accordance with Zimmer's accounting policies), plus freight charges and expenses (and with respect to Markets other than the United States, duty and customs charges and expenses). Delivery of such inventory returned to Linvatec shall be F.O.B. the storage location of such inventory. In the event Linvatec defaults in its obligations to repurchase Zimmer's inventory of Products, without prejudice to any of Zimmer's other remedies, Zimmer shall be entitled to sell such inventory in any manner it deems appropriate. In any case, after expiration or termination of the applicable Term, Zimmer shall be entitled to sell any Products for which it has accepted firm orders, consistent with past practice.

            SECTION 2.4. Handling of Inventory. Zimmer shall not, and shall cause the Distributors not to, alter or tamper with any labels, descriptive marks, packing, promotional materials, bottles or containers in which or with which the Products are supplied, or make any modification of the Products except as required for compliance with local law or otherwise consistent with past practice. Zimmer shall permit Linvatec at reasonable times to enter any one of the warehouses at which the Products are stored for purposes of inspection, sampling or testing of the Products.
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                                                                               6


            SECTION 2.5. Performance Standards. In the event that Zimmer does not maintain aggregate sales for the Large Bone Products in the U.S. and Linvatec Products in Japan in the amounts indicated next to each of the years as set forth in the chart below (the "Performance Standards"), Linvatec shall have the right to terminate pursuant to Section 5.13(f); provided that a failure to meet the performance standards set forth in the chart below resulting from reasons beyond the control of Zimmer shall not be deemed a breach of the Performance Standards:


              United States                        Japan(1)
--------------------------------------------------------------------------------
       Year        Aggregate Zimmer         Year         Aggregate Zimmer
                   Sales of Products                     Sales of Products
--------------------------------------------------------------------------------
       1998        Same as sales in         1998         6% increase in
                   1997 based on the                     sales over the sales
                   Statement for 1997                    in 1997 stated in
                                                         the Statement for
                                                         1997
--------------------------------------------------------------------------------
       1999        10% increase in          1999         6% increase in
                   sales over the sales                  sales over the sales
                   in 1997 stated in                     in 1998 stated in
                   the Statement for                     the Statement for
                   1997                                  1998
--------------------------------------------------------------------------------

            SECTION 2.6. Renewal of the Term. (a) With respect to all the Markets except the Direct Markets, at any time one year before the end of the applicable Term, Zimmer and Linvatec shall negotiate in good faith the renewal term (the "Renewal Term") for this Agreement and any modifications to the transfer prices (the "New Transfer Prices") set forth in this Agreement. If the parties hereto do not reach agreement on the Renewal Term and the New Transfer Prices on or prior to the date one year before the end of the applicable Term, this Agreement shall automatically expire upon the end of the applicable Term.

            (b) With respect to the Direct Markets, at any time six months before the end of the applicable Term, Zimmer and Linvatec shall negotiate in good faith the Renewal Term and any modifications to the New Transfer Prices. If the parties hereto do not reach agreement on the Renewal Term and the New Transfer Prices on or prior to the date six months before the end of the applicable Term, this Agreement shall automatically expire upon the end of the applicable Term.


----------
(1) Aggregate sales of Products calculated based on sales to customers by
Zimmer in Yen.
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                                                                               7


                                   ARTICLE III

                           Other Services from Zimmer

            SECTION 3.1. Marketing. (a) It is acknowledged and agreed that in the Markets other than the United States, Linvatec shall provide all Global Marketing Services, and Zimmer shall provide all Local Marketing Services. Linvatec shall cooperate with Zimmer in connection with the Local Marketing Services, in each case consistent with past practice. It is acknowledged and agreed that in the U.S., Linvatec shall provide for (i) all Global Marketing Services and (ii) on a national level, participation or sponsorship of medical society or other medical organization meetings and participation in medical symposia, workshops, exhibits and trade shows, in each case consistent with past practice. Zimmer shall provide Local Marketing Services, except the services referred to in Section 3.1(a)(ii), consistent with past practice. Each party shall bear its own costs and expenses in providing such services.

            (b) Zimmer shall provide to Linvatec within 90 calendar days of June 30 and December 31 each calendar year a semi-annual statement (a "Statement") of its Product sales for the Markets during the previous six months. In addition, Zimmer shall provide Linvatec with a Statement for the twelve month period ending December 31, 1997. Furthermore, Zimmer shall consult with Linvatec periodically as reasonably requested by Linvatec regarding activities of third-party competition and such other facts and data relating to the distribution of Products hereunder as may reasonably be requested by Linvatec, provided that such consultation does not unreasonably disrupt the normal operations of Zimmer.

            SECTION 3.2. Product Literature; Exhibits, Trade Shows, Etc.; Videotapes. (a) Product Literature. With respect to the Products, Linvatec shall from time to time furnish to Zimmer, at Linvatec's expense, in reasonable quantities, literature, catalogs and technical brochures in English (collectively, "Product Literature") for the Markets. Zimmer shall arrange reprinting of local language literature, catalogs and technical brochures, as necessary, as well as provide local language translation services, as necessary, in each case at its own expense. Linvatec shall cooperate with Zimmer with respect to such reprinting or translation efforts. Zimmer shall provide Product Literature distribution services for the Products in the Markets.

            (b) Exhibits, Trade Shows, Etc. Linvatec shall cooperate with Zimmer to provide necessary personnel for the exhibits, trade shows, meetings and other activities in connection with Zimmer's Local Marketing Services, as well as the technical information and other services reasonably requested by Zimmer.

            (c) Videotapes. Linvatec will provide English language videotapes with respect to Products or the Linvatec business to Zimmer, consistent with past practice. Linvatec shall cooperate with Zimmer in providing local language translation of such videotapes, at Zimmer's expense, as Zimmer deems necessary or desirable.

            SECTION 3.3. Supply of Products. Linvatec agrees to supply Zimmer and the Distributors, as applicable, Products consistent with past practices; provided that with respect to Products delivered to the warehouses of Zimmer, Linvatec shall be responsible for delivery of the Products F.O.B. the source plant of the Products. Zimmer shall pay all costs and expenses associated with such delivery, including shipping, freight, insurance, transfer taxes, duty and customs expenses. Title and risk of loss to the Products shall pass to Zimmer upon delivery to Zimmer at the source plant of the Products.

            SECTION 3.4. Product Pricing. Zimmer shall determine prices for Products in the Markets in its sole discretion.

            SECTION 3.5. Regulatory. Zimmer and Linvatec shall cooperate (a) to maintain and obtain any necessary registrations of the Products with local health or other regulatory authorities of the Markets other than the U.S. that may be required under applicable law in such Markets and (b) to comply with all other regulatory requirements in the such Markets, in each case consistent with past practice. Linvatec shall be responsible for all Product registration and regulatory compliance in the United States, CE marking in Europe, local language labeling in all the Markets and such other compliance matters as are consistent with past practice.

            SECTION 3.6. Repairs. (a) In the United States, Linvatec shall make available repair services for Linvatec Products. In Japan, Zimmer will make available repair services to all customers at prices that it shall determine in its sole discretion from time to time; provided that Linvatec will continue to make available repair services outside the United States in certain Markets consistent with past practice and further provided that Linvatec shall make repairs for Linvatec Products to the extent Linvatec establishes repair facilities in the Markets other than the United States and Japan, in each case at prices that it shall determine in its sole discretion from time to time. During the applicable Term, Linvatec shall sell to Zimmer repair replacement parts for Products for use in Zimmer's repair services in Markets outside the United States at the transfer prices set forth on Schedule 2.2(a) applicable to such Product in such Market at the time such repair replacement parts are bought. Linvatec shall be responsible for delivery of such parts F.O.B. the source plant of such parts. Zimmer shall pay all costs and expenses associated with such delivery, including shipping, freight, insurance, transfer taxes, duty and customs expenses. Title and risk of loss to the repair and replacement parts for the Products shall pass to Zimmer upon delivery to Zimmer at the source plant of such repair or replacement parts.

            (b) During the applicable Term and for six months thereafter, in the event Linvatec discontinues the manufacture of any of the Products, Linvatec shall continue, for a period of time after such discontinuance, consistent with past practice, to make available to Zimmer repair services and replacement parts for such discontinued Products on the terms set forth in Section 3.6(a), to the extent reasonably anticipated by Linvatec to be necessary to service such discontinued Products previously supplied by Linvatec pursuant to the terms of this Agreement.

            SECTION 3.7. Purchase of Demonstration Equipment. Linvatec shall sell to Zimmer or the Distributors at standard cost demonstration equipment for Products from time to time during the applicable Term as reasonably ordered by Zimmer or the Distributors, consistent with past practice.


                                   ARTICLE IV

                           Other Linvatec Obligations

            SECTION 4.1. Warranties and Return. (a) Linvatec shall warrant the Products in accordance with Linvatec's standard worldwide warranty in effect from time to time; provided, however, that Linvatec shall not change the terms of the Product warranties in effect at the date hereof with respect to Products sold in any Market if such change would render Zimmer unable to sell Products in such Market in accordance with applicable law or regulation or commercial custom. Zimmer will deliver to Linvatec not later than the last day of each month a statement setting forth the types and quantities of Products sold by it in each Market during the preceding month and showing the serial numbers of the Products, if any, and all other information required in order to permit Linvatec's warranty to be honored.

            (b) Linvatec shall accept all returns of defective Products that are returned in a reasonable amount of time and credit Zimmer for such returns. Zimmer shall pay all costs and expenses associated with such return, including shipping, freight, insurance, transfer taxes, duty and customs expenses. Linvatec shall promptly reimburse Zimmer for any such costs or expenses incurred by Zimmer within 45 calendar days of receiving an invoice therefor. Title and risk of loss to such returned defective Products shall pass to Zimmer upon delivery to Linvatec at the location from which such defective Products are shipped.

            (c) Zimmer shall not have any reimbursement obligation for Products (whether sold before, on or after the date hereof) which are returned pursuant to a Product warranty or guarantee. If a Product returned pursuant to a Product warranty or guarantee results in a credit against an accounts receivable maintained by Zimmer with respect to a Product sold by Zimmer prior to the date hereof, Linvatec shall reimburse Zimmer for the price paid by Zimmer to Linvatec for such Product.

            (d) During the applicable Term, in the event Products sold by Zimmer are returned by a customer directly to Linvatec, Linvatec shall notify Zimmer of such return within 5 calendar days. After the applicable Term, Zimmer shall continue to be responsible for all refunds or the costs of any exchange of Products sold by it prior to the date hereof that are not covered by a warranty or guarantee of Linvatec or otherwise expressly required to be paid by Linvatec under this Agreement.

            SECTION 4.2. Information; Technical and Regulatory Support. Linvatec shall make available on a timely basis to Zimmer all information that Zimmer reasonably requests to perform Zimmer's obligations hereunder. Linvatec shall provide to Zimmer, at Linvatec's expense, such regulatory and technical assistance as Zimmer may reasonably request for the promotion, sale and servicing of the Products.

            SECTION 4.3. Insurance. Linvatec shall at all times from the date hereof to the last to end of the Terms maintain, at no cost to Zimmer, annual product liability insurance covering all Products supplied by Linvatec pursuant to the terms of this Agreement with aggregate annual coverage of at least $25,000,000 (which policy shall name Zimmer as an additional insured and shall cover all claims incurred or arising out of or relating to events that occurred during the period from the date hereof to the last to end of the Terms).


                                    ARTICLE V

                                  Miscellaneous

            SECTION 5.1. Intellectual Property. During the applicable Term, Linvatec hereby grants to Zimmer a nonexclusive license to use the Intellectual Property to the extent necessary to satisfy its obligations under this Agreement.

            SECTION 5.2. Further Assurances. The parties agree to execute and deliver all such documents and instruments and shall take all such further other actions as may be reasonably necessary or desirable to consummate the transactions contemplated hereby.

            SECTION 5.3. Indemnity. (a) Product Liability. Linvatec shall indemnify Zimmer, its Affiliates (including Seller) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party for any Third party claims arising from or in connection with the design, manufacture or use of the Products sold by Zimmer during the applicable Term, including claims for injury or death to any person or damage to property, except to the extent that such claims and expenses result from the gross negligence of Zimmer.

            (b) Procedures Relating to Indemnification for Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under Section 5.3(a) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 30 calendar days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

            If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party for separate counsel in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

            If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof, subject to the other party's confidentiality obligations under this Agreement. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

            SECTION 5.4. Confidentiality. (a) Linvatec and Buyer agree that each of them shall keep confidential and not disclose to any third party, except as it is necessary in carrying out the purpose of this Agreement, during the period from the date hereof and to the last to end of the Terms and for three years thereafter the terms of this Agreement or any information of a proprietary nature relating to the business or operations of Zimmer or its Affiliates, including technology, specifications, product information, data, inventions, processes, know-how, trade secrets and information disclosed pursuant hereto (together, "Confidential Zimmer Information") furnished to Buyer or Linvatec by Zimmer in connection with this Agreement, except Confidential Zimmer Information that:

            (i) at the time of disclosure is in the public domain or publicly known or available (other than as a result of a disclosure directly or indirectly by Linvatec or Buyer or any of their Affiliates in violation of the terms of any confidentiality agreement involving Linvatec or Buyer or any of their Affiliates on the one hand and Zimmer or any of its Affiliates on the other hand);

            (ii) was available to Linvatec or Buyer on a non-confidential basis from a third party; provided that the Confidential Zimmer Information was not obtained by such third party from Linvatec or Buyer or their Affiliates; or

            (iii) Linvatec or Buyer derives independently of such furnishment of Confidential Zimmer Information.

            In the event that Linvatec or Buyer become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or otherwise) to disclose any of the Confidential Zimmer Information, Linvatec or Buyer shall provide the counsel of Zimmer with prompt written notice of such requirement so that Zimmer may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this agreement. In the event that such protective order or other remedy is not obtained, or that Zimmer waives compliance with the provisions hereof, Linvatec or Buyer agrees to furnish only that portion of the Confidential Zimmer Information which Linvatec or Buyer is advised by opinion of counsel is legally required and to exercise best efforts to obtain assurance that confidential treatment will be accorded such Confidential Zimmer Information.

                  (b) Zimmer agrees that it shall keep confidential and not disclose to any third party, except as it is necessary in carrying out the purpose of this Agreement, during the period from the date hereof and to the last to end of the Terms and for three years thereafter the terms of this Agreement or any information of a proprietary nature relating to Linvatec's business or operations, including technology, specifications, product information, data, inventions, processes, know-how, trade secrets and information disclosed pursuant hereto (together, "Confidential Linvatec Information") furnished to Zimmer by Linvatec in connection with this Agreement, except Confidential Linvatec Information that:

                  (i) at the time of disclosure is in the public domain or publicly known or available (other than as a result of a disclosure directly or indirectly by Zimmer or any of its Affiliates in violation of the terms of any confidentiality agreement involving Linvatec or Buyer or any of their Affiliates on the one hand and Zimmer or any of its Affiliates on the other hand);

                  (ii) was available to Zimmer on a non-confidential basis from a third party; provided that the Confidential Linvatec Information was not obtained by such third party from Zimmer or its Affiliates; or

                  (iii) Zimmer derives independently of such furnishment of Confidential Linvatec Information.

                  In the event that Zimmer becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or otherwise) to disclose any of the Confidential Linvatec Information, Zimmer shall provide the counsel of Linvatec with prompt written notice of such requirement so that Linvatec may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this agreement. In the event that such protective order or other remedy is not obtained, or that Linvatec waives compliance with the provisions hereof, Zimmer agrees to furnish only that portion of the Confidential Linvatec Information which Zimmer is advised by opinion of counsel is legally required and to exercise best efforts to obtain assurance that confidential treatment will be accorded such Confidential Linvatec Information.

                  SECTION 5.5. Exclusive Appointment. During the applicable Term, in the relevant Markets, Linvatec shall not appoint any distributor or agent (or similar entity) other than Zimmer or supply Products to any Person other than Zimmer or the Distributors whether for use or resale.

                  SECTION 5.6. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the party against whom enforcement is sought.

                  SECTION 5.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail (return receipt requested) or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, 3 calendar days after mailing (one business day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) if to Linvatec,

                                    Linvatec Corporation
                                    11311 Concept Boulevard
                                    Largo, FL 33773

                                    Attention:  President

                           with a copy to:

                                    CONMED Corporation
                                    310 Broad Street
                                    Utica, NY 13501

                                    Attention:  General Counsel

                  (ii) if to Buyer,

                                    CONMED Corporation
                                    310 Broad Street
                                    Utica, NY 13501

                                    Attention:  General Counsel

                  (iii) if to Zimmer,

                                    Zimmer, Inc.
                                    345 East Main Street
                                    Warsaw, IN 46581

                                    Attention:  General Counsel

                           with a copy to:

                                    Bristol-Myers Squibb Company
                                    345 Park Avenue
                                    New York, New York 10154

                                    Attention: General Counsel

                           and a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                          New York, New York 10019-7415

                         Attention: Susan Webster, Esq.

                  SECTION 5.8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered by facsimile.

                  SECTION 5.9. Entire Agreement. This Agreement, together with the Stock Purchase Agreement, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings. Nothing in this Agreement shall be deemed to amend, modify or in any way affect the Stock Purchase Agreement.

                  SECTION 5.10. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

                  SECTION 5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                  SECTION 5.12. Assignment. Neither party may assign its rights or obligations under this Agreement to any party without the prior written consent of the other party; provided, however, that either party may assign its rights or obligations under this Agreement to a wholly owned subsidiary or an Affiliate of such party.

                  SECTION 5.13. Term and Termination. (a) This Agreement may be terminated (i) by either Zimmer or Linvatec (A) upon the commencement by any party of an involuntary proceeding or the filing by any party of an involuntary petition seeking (1) liquidation, reorganization or other relief in respect of such party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party for a substantial part of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, (B) if such other party shall
(1) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(2) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in the preceding clause
(A), (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party for a substantial part of its assets, (4) file an answer admitting the material allegations of a petition filed against it in any such proceedings, (5) make a general assignment for the benefit of creditors or (6) take any action for the purpose of effecting any of the foregoing; or (ii) by either Zimmer or Linvatec if the other party (or by Zimmer if Buyer) is in material breach of any provision of this Agreement (the failure by Zimmer to satisfy the performance standards set forth in Section 2.5 in the relevant Market required for any year being deemed by the parties hereto a material breach of this Agreement by Zimmer unless Linvatec is in material breach of this Agreement at such time); provided, however, that in the case of clause (i), the Agreement shall automatically terminate upon the occurrence of any event specified therein and in the case of clause (ii) (A) the party seeking to terminate this Agreement shall notify such other party in writing of such breach (a "Notice of Breach"), (B) such other party shall have 30 days from the receipt of such Notice of Breach to commence remedying such breach and (C) if such party does not commence remedying such breach within such 30 days or if, at the end of such 30 day period, it is not reasonably likely that such breach is capable of being cured within 60 days thereafter, the party seeking to terminate this Agreement may terminate this Agreement with respect to any Product Category (and not with respect to a Product) or any Market (and not with respect to any subdivision thereof) with respect to which the other party is in breach at any time thereafter by giving such other party, (1) in the case of the Large Bone Products category in the United States and Large Bone Products, Small Bone/Specialty Products and Arthroscopy Products categories in the CEE Markets and Japan, three months written notice of such termination and (2) in the case of the Large Bone Products category in the Direct Markets, three months written notice of such termination, in each case unless such breach shall have been cured prior to the receipt of such written notice by such other party; and provided, further, however, that in the case of clause (ii), if Zimmer is only in material breach under Section 2.5 as described in the parenthetical in clause
(ii) with respect to either the United States or Japan but not both, Linvatec may only terminate this Agreement with respect to distribution in the United States or Japan, whichever it is in breach with respect to.

                  (b) Shortly before and a reasonable time after the expiration or termination of the Term with respect to any Market, Zimmer shall cooperate with Linvatec in connection with the transfer of the distribution function from Zimmer to Linvatec or to such entities as Linvatec shall designate in the Markets, including transferring (i) all artwork and sales literature used exclusively in connection with the sale of the Products in such terminated or expired Market, (ii) the applicable customer lists in Zimmer's possession that relate solely to the sale of Products in the Markets and (iii) the necessary licenses, permits and registrations, to Linvatec or an entity designated by Linvatec; provided, however, that Zimmer will not be obligated to assign all or any part of the distributor agreements with Zimmer's distributors in the U.S. and Canada.

                  (c) Upon the end of the Term in any Market, Linvatec shall purchase all demonstration Products in such Market then owned by Zimmer at the net book value (determined in accordance with Zimmer's accounting policies) of such Products.

                  (d) Except as otherwise set forth above, the rights and obligations pursuant to Articles II and III shall terminate and expire on the last day of the applicable Term except for those rights and obligations which refer to periods thereafter.

                  SECTION 5.14. Performance of Zimmer Obligations. Linvatec acknowledges and agrees that Zimmer may perform its obligations under this Agreement through one or more of its subsidiaries, Distributors and Affiliates.

                  SECTION 5.15. Force Majeure. In case performance of any terms or provisions hereof shall be delayed or prevented, in whole or in part, because of or related to compliance with any law, decree, request or order of any governmental agency or authority, either local, state, federal or foreign, or because of riots, war, public disturbance, strike, lockout, fire, explosion, storm, flood, acts of God, accidents of navigation, breakdown or failure of transportation or of transportation, manufacturing, distribution, storage or processing facilities, or for any other reason which is not within the control of the party whose performance is interfered with and which by the exercise of reasonable diligence such party is unable to prevent (each, a "Force Majeure Event"), the party so suffering may at its option suspend deliveries or receipts or discontinue performance of services during the period such cause continues, and no liability shall attach against either party on account thereof. If a Force Majeure Event occurs, Linvatec may apportion its available supply of Products among its customers on an equitable basis without incurring liability for failure to perform this Agreement. No party shall be excused from performance if such party fails to use reasonable diligence to remedy the situation and remove the cause and effect of the Force Majeure Event in an adequate manner and with reasonable dispatch; provided, however, that nothing contained herein shall require the settlement of strikes or labor controversies by acceding to the demands of the opposing party or parties. Notwithstanding the foregoing, Zimmer shall not be relieved of the obligation to pay for Products title to which have passed to Zimmer.

                  SECTION 5.16. Limitation of Liability. None of the parties hereto (or its Affiliates) or its respective directors, officers, employees or agents shall be liable to the other for indirect, consequential or punitive damages in connection with the performance of this Agreement, even if it has been advised of the possibility of such damages, and each party hereby waives any claim for such damages, including any claim for property damage or lost profits, whether arising in contract, tort or otherwise.

                  SECTION 5.17. Arbitration. Any dispute between the parties hereto shall be subject to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in a mutually agreeable, neutral location.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                               CONMED CORPORATION
                               (a signatory only with respect to Section 5.4),

                                by /s/ Joseph J. Corasanti
                                   ----------------------------------
                                      Name: Joseph J. Corasanti
                                      Title: Vice President -- Legal Affairs


                                LINVATEC CORPORATION,

                                by /s/ George P. Kempsell
                                   ----------------------------------
                                      Name: George P. Kempsell
                                      Title: President


                                ZIMMER, INC.,

                                by /s/ David Zabor
                                   ----------------------------------
                                      Name: David Zabor
                                      Title: Senior Vice President